                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1



                                 CURRENT REPORT




  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) January 13, 1998



                             PONDER INDUSTRIES, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-18656                 75-2268672
          --------                     -------                 ----------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
      of incorporation)                                     Identification No.)



              5005 Riverway Drive, Suite 550, Houston, Texas 77056
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       (Registrant's telephone number, including area code) (713) 965-0653
                                                            --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (a)    Financial Statements of Businesses Acquired.

                         Fishing Tools, Inc.


                                                                                                                 Page
                                                                                                                Number
                                                                                                                ------
                         1.  Report of Independent Public Accountants                                              3

                         2.  Balance Sheet as of September 30, 1997                                                4

                         3.  Statement of Operations for the Nine Months Ended September 30, 1997
                                                                                                                   5

                         4.  Statement of Stockholders' Equity for the Nine Months Ended September 30, 1997
                                                                                                                   6

                         5.  Statement of Cash Flows for the Nine Months Ended
                             September 30, 1997                                                                    7

                         6.  Notes to Financial Statements                                                         8

                  (b)    Pro Forma Condensed Financial Information (Unaudited).

                         1.  Pro Forma Condensed Financial Statements Introduction                                11

                         2.  Pro Forma Condensed Balance Sheet as of August 31, 1997 (Unaudited)
                                                                                                                  12

                         3.  Pro Forma Condensed Balance Sheet as of November 30, 1997 (Unaudited)
                                                                                                                  14

                         4.  Pro Forma Condensed Statement of Operations for the Year Ended August 31, 1997
                             (Unaudited)                                                                          16

                         5.  Pro Forma Condensed Statement of Operations for the Three Months Ended
                             November 30, 1997 (Unaudited)                                                        17

                         6.  Notes to Pro Forma Condensed Financial Statements                                    18

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Ponder Industries, Inc.:

We have audited the accompanying balance sheet of Fishing Tools, Inc. (a Louisiana corporation), as of September 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fishing Tools, Inc., as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.



                                              /S/  ARTHUR ANDERSEN LLP


San Antonio, Texas
December 19, 1997

                               FISHING TOOLS, INC.


                      BALANCE SHEET - - SEPTEMBER 30, 1997

                    (In Thousands, Except Share Information)



                                     ASSETS
                                     ------

CURRENT ASSETS:
   Cash and cash equivalents                                                                             $    149
   Receivables, net of allowance for doubtful accounts of $73                                               1,368
   Prepaid expenses and other                                                                                  39
                                                                                                         --------

                              Total current assets                                                          1,556
                                                                                                         --------
PROPERTY AND EQUIPMENT                                                                                     10,033
   Less- Accumulated depreciation and amortization                                                         (8,243)
                                                                                                         --------
                                                                                                            1,790
                                                                                                         --------
OTHER ASSETS                                                                                                    3
                                                                                                         --------

                              Total assets                                                               $  3,349
                                                                                                         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Current maturities of long-term debt                                                                  $     68
   Accounts payable                                                                                           436
   Accrued liabilities and other                                                                               56
                                                                                                         --------

                              Total current liabilities                                                       560
                                                                                                         --------
LONG-TERM DEBT, less current maturities                                                                       726
                                                                                                         --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, no par value; authorized 10,000 shares, issued 895 shares as of September 30, 1997,
     of which 520 shares are held in treasury                                                                  40
   Additional paid-in capital                                                                                 117
   Retained earnings                                                                                        2,908
   Treasury stock, at cost                                                                                 (1,002)
                                                                                                         --------

                              Total stockholders' equity                                                    2,063
                                                                                                         --------
                              Total liabilities and stockholders' equity                                 $  3,349
                                                                                                         ========



    The accompanying notes are an integral part of this financial statement.

                               FISHING TOOLS, INC.


                             STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                 (In Thousands)



TOOL RENTAL AND SALES                                           $ 4,317

COST OF SERVICES AND SALES                                        2,018
                                                                -------
                                       Gross profit               2,299
                                                                -------
EXPENSES:
   Operating                                                      1,142
   General and administrative                                       669
                                                                -------
                                                                  1,811
                                                                -------
OTHER INCOME (EXPENSE):
   Interest, net                                                    (36)
   Gain on sale of assets                                             2
                                                                -------
                                                                    (34)
                                                                -------
NET INCOME                                                      $   454
                                                                =======



    The accompanying notes are an integral part of this financial statement.

                               FISHING TOOLS, INC.


                        STATEMENT OF STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                    (In Thousands, Except Share Information)



                                                           Additional
                                     Shares      Common      Paid-In     Retained    Treasury
                                     Issued      Stock       Capital     Earnings      Stock        Total
                                     -------     -------   ----------    --------    ---------     -------
BALANCE, December 31, 1996               895     $    40     $   117     $ 2,886      $(1,002)     $ 2,041
   Distributions to stockholders        --          --          --          (432)        --           (432)
   Net income                           --          --          --           454         --            454
                                     -------     -------     -------     -------      -------      -------

BALANCE, September 30, 1997              895     $    40     $   117     $ 2,908      $(1,002)     $ 2,063
                                     =======     =======     =======     =======      =======      =======



    The accompanying notes are an integral part of this financial statement.

                               FISHING TOOLS, INC.


                             STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                 (In Thousands)



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                            $ 454
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation and amortization                                                         147
     Gain on disposal of assets                                                             (2)
   Net change in operating assets and liabilities-
     Receivables                                                                          (209)
     Prepaid expenses and other                                                            (32)
     Accounts payable                                                                       91
     Accrued liabilities and other                                                          (3)
                                                                                         -----

                               Net cash provided by operating activities                   446
                                                                                         -----

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                    (379)
   Proceeds from asset sales                                                                10
                                                                                         -----

                               Net cash used in investing activities                      (369)
                                                                                         -----

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of long-term debt                                                   (445)
   Proceeds from long-term debt borrowings                                                 800
   Distributions to shareholders                                                          (432)
                                                                                         -----

                               Net cash used in financing activities                       (77)
                                                                                         -----

CASH AND CASH EQUIVALENTS:
   Increase (decrease)                                                                    --
   Beginning of period                                                                     149
                                                                                         -----
   End of period                                                                         $ 149
                                                                                         =====

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
   Cash paid during the period for-
     Interest                                                                            $  36
                                                                                         =====



    The accompanying notes are an integral part of this financial statement.

                               FISHING TOOLS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business

Fishing Tools, Inc. (FTI or the Company), specializes in the downhole recovery of unwanted obstructions in the bore holes of oil and gas wells through the utilization of specifically designed tools, known as "fishing tools." The Company is engaged in the business of renting fishing tools as well as providing supervisory personnel for fishing operations. As of September 30, 1997, the Company operated out of Harvey, Golden Meadow and New Iberia, Louisiana, and Alice, Texas.

In November 1997, the Company and Ponder Industries, Inc. (Ponder), entered into an agreement whereby Ponder agreed to purchase all of the outstanding stock of FTI (Acquisition) for cash consideration of $6,500 and $1,000 in Ponder common stock.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Parts and Supplies

Parts and supplies for the manufacturing and repair of rental tools and parts used in conjunction with the rental of tools are expensed when purchased.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method at rates based on estimated lives of the respective assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. (See Note 2.)

Fair Value of Financial Instruments

The estimated fair values of the Company's financial instruments have been determined by the Company using appropriate valuation methodologies and approximate their recorded book values. The carrying values of the Company's cash and cash equivalents, receivables, accounts payable and debt instruments approximate their fair values.

Revenue Recognition

Revenues are recorded when services have been provided or products have been delivered.

Concentration of Credit Risk

The Company provides equipment and services to the oil and gas industry. Concentration of credit risk with respect to trade receivables is reduced due to the number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. During the nine months ended September 30, 1997, two customers accounted for 11 percent and 10 percent, respectively, of the Company's total sales. At September 30, 1997, two customers accounted for 21 percent and 13 percent, respectively, of the Company's accounts receivable.

Income Taxes

The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company itself is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns. Consequently, the accompanying financial statements of the Company do not include a provision for current or deferred federal income taxes. The Company intends to terminate its S Corporation status concurrent with the effective date of the Acquisition.

2.   PROPERTY AND EQUIPMENT:

Property and equipment consists of the following

                                                              September 30,
                                                                   1997         Asset Life
                                                                   ----         ----------
     Land                                                        $     171
     Buildings and improvements                                        745       20 years
     Rental tools and equipment                                      7,973       10 years
     Shop equipment and tools                                          747        5 years
     Transportation equipment                                          268        3 years
     Furniture and fixtures                                            129        5 years
                                                                 ---------
                                                                 $  10,033
                                                                 =========

3. LONG-TERM DEBT:

As of September 30, 1997, long-term debt consists of the following:

     Vehicle note payable to a bank                                    $   14
     Note payable to a bank                                               780
                                                                       ------

                                                                          794
     Less- Current maturities                                             (68)
                                                                       ------

     Long-term debt, excluding current maturities                      $  726
                                                                       ======

The vehicle note payable to a bank requires monthly payments of principal and interest of $2, bears interest at 6.75 percent, matures in June 1998 and is secured by two vehicles.

The note payable to a bank requires monthly payments of principal and interest of $10 through April 2002 with the balance due in May 2002, bears interest at
8.5 percent and is secured by substantially all of the Company's assets.

Maturities of long-term debt as of September 30, 1997, were as follows:

     1998                           $   68
     1999                               59
     2000                               64
     2001                               70
     2002                              533
                                    ------
                                    $  794
                                    ======

4.   OPERATING LEASES:

The Company leases certain property and equipment under operating leases. Minimum payments for operating leases having initial or remaining noncancelable terms in excess of one year as of September 30, 1997, require payments of $26 for 1998. Total rent expense for all operating leases amounted to $36 for the nine months ended September 30, 1997.

5.   EMPLOYEE BENEFIT PLANS:

The Company sponsors a 401(k) plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code for eligible employees. Eligible employees may defer a portion of their annual compensation under the Plan subject to maximum limitations. The Company will match 50 percent of employee contributions up to 6 percent of their salary and additional contributions will be at the sole discretion of the Company. The Company contributed matching funds of $36 in the nine months ended September 30, 1997.

6.   COMMITMENTS AND CONTINGENCIES:

At September 30, 1997, management of the Company is unaware of any pending or threatened litigation against the Company.

7.   SUBSEQUENT EVENTS (Unaudited):

In January 1998, FTI was acquired by Ponder for cash consideration of $6,500 and the issuance of 644,496 shares of Ponder common stock to the shareholders of FTI. Concurrent with the acquisition of FTI by Ponder, the indebtedness described in Note 3 above was paid.

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (Unaudited)


                                  INTRODUCTION

                (Dollars in Thousands, Except Per Share Amounts)



The following unaudited pro forma condensed financial statements include the accounts of Ponder Industries, Inc. (a Delaware corporation), and subsidiaries (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The pro forma condensed financial statements of the Company have been adjusted to reflect the effects of the Company's acquisition of Fishing Tools, Inc. (FTI) (a Louisiana corporation). FTI was acquired through the issuance of 644,496 shares of the Company's common stock and cash consideration of $6,500. The cash consideration was provided through an equity placement consisting of the sale of 11 million shares of the Company's common stock at $1 per share. Concurrent with this equity placement, the Company's Senior Convertible Notes, which were placed in October 1997, were converted into 4 million shares of the Company's common stock. The transaction was recorded using the purchase method of accounting. The purchase was completed in January 1998.

The Fishing Tools, Inc., column in the following condensed financial statements reflects the preacquisition balance sheet and statement of operations accounts.

The pro forma financial statements do not include pro forma adjustments for income taxes due to the net operating loss carryforwards available to the Company.

The pro forma condensed financial statements assume the above-described acquisition occurred as of September 1, 1996, for the condensed statement of operations and as of August 31, 1997, for the condensed balance sheet. Additionally, pro forma condensed statements are presented for the Company's most recent interim period ended November 30, 1997.

In the opinion of management, all adjustments necessary to present fairly the pro forma condensed financial statements have been made.

These pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto for the fiscal year ended August 31, 1997, included in the Company's Form 10-K and the Company's quarterly report on Form 10-Q for the quarterly period ended November 30, 1997. The pro forma condensed statements of operations are not necessarily indicative of what actual results of operations would have been had the transaction occurred at the beginning of the periods presented nor does it purport to indicate the results of future operations of the Company.

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                        PRO FORMA CONDENSED BALANCE SHEET

                                 AUGUST 31, 1997

                                   (Unaudited)

                                 (In Thousands)



                                      Ponder                                   Pro Forma
                                    Industries,                               Condensed
                                    Inc., and      Fishing                     Balance
                                   Subsidiaries, Tools, Inc.,                   Sheet,
                                    August 31,   September 30,  Pro Forma      August 31,
                       ASSETS          1997          1997      Adjustments       1997
                       ------      ------------- ------------- -----------    -----------
CURRENT ASSETS:
   Cash and cash equivalents         $     4       $   149       $ 6,057(a)     $ 6,210
   Receivables, net                    4,134         1,368           -            5,502
   Parts and supplies                  2,622           -           1,490(b)       4,112
   Available for sale securities         800           -             -              800
   Prepaid expenses and other             46            39           -               85
                                     -------       -------       -------        -------

    Total current assets               7,606         1,556         7,547         16,709

PROPERTY AND EQUIPMENT, net           17,105         1,790         4,086(c)      22,981

OTHER ASSETS                             122             3            10(d)         135

DEFERRED ASSETS, net                     423           -             -              423

GOODWILL, net                          1,361           -             -            1,361
                                     -------       -------       -------        -------

    Total assets                     $26,617       $ 3,349       $11,643        $41,609
                                     =======       =======       =======        =======

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                        PRO FORMA CONDENSED BALANCE SHEET

                                 AUGUST 31, 1997

                                   (Unaudited)

                                 (In Thousands)



                                                          Ponder                                            Pro Forma
                                                        Industries,                                         Condensed
                                                         Inc., and          Fishing                          Balance
                                                      Subsidiaries,       Tools, Inc.,                       Sheet,
                  LIABILITIES AND                       August 31,       September 30,     Pro Forma        August 31,
                STOCKHOLDERS' EQUITY                      1997              1997          Adjustments         1997
                --------------------                  ------------     ---------------    -----------      -----------
CURRENT LIABILITIES:
   Current maturities of long-term debt                 $   1,899          $     68        $     (68) (a)    $   1,899
   Accounts and notes payable, trade                        5,562               436           -                  5,998
   Accrued liabilities                                      2,203                56           -                  2,259
                                                        ---------          --------        ---------         ---------

    Total current liabilities                               9,664               560              (68)           10,156
                                                        ---------          --------        ---------         ---------

LONG-TERM DEBT, less current maturities
                                                            7,458               726             (726) (a)        7,458
                                                        ---------          --------        ---------         ---------

OTHER LONG-TERM LIABILITIES                                   765            -                -                    765
                                                        ---------          --------        ---------         ---------

DEFERRED TAXES PAYABLE                                        881            -                -                    881
                                                        ---------          --------        ---------         ---------

CONVERTIBLE DEBENTURES                                      6,380            -                -                  6,380
                                                        ---------          --------        ---------         ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                               176                40              116 (e)           332
   Additional paid-in capital                              25,307               117           14,227 (e)        39,651
   Cumulative foreign currency translation
     adjustment                                                49            -                -                     49
   Retained earnings (accumulated deficit)                (23,696)            2,908           (2,908) (e)      (23,696)
   Note receivable for common stock                           (66)           -                -                    (66)
   Deferred compensation                                       (1)           -                -                     (1)
   Unrealized loss on available for sale securities
                                                             (300)           -                -                   (300)
   Treasury stock                                          -                 (1,002)           1,002 (e)        -
                                                        ---------          --------        ---------         ---------

    Total stockholders' equity                              1,469             2,063           12,437            15,969
                                                        ---------          --------        ---------         ---------

    Total liabilities and stockholders' equity          $  26,617          $  3,349        $  11,643         $  41,609
                                                        =========          ========        =========         =========

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                        PRO FORMA CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1997

                                   (Unaudited)

                                 (In Thousands)



                                                      Ponder                                               Pro Forma
                                                   Industries,                                             Condensed
                                                    Inc., and           Fishing                             Balance
                                                 Subsidiaries,        Tools, Inc.,                           Sheet,
                                                   November 30,       December 31,        Pro Forma       November 30,
                    ASSETS                            1997               1997            Adjustments         1997
                    ------                       --------------    ---------------       -----------    --------------
CURRENT ASSETS:
   Cash and cash equivalents                         $      3           $   16           $ 3,642(a)        $   3,661
   Receivables, net                                     4,588            1,524             -                   6,112
   Parts and supplies                                   2,752            -                 1,490(b)            4,242
   Available for sale securities                          800            -                 -                     800
   Prepaid expenses and other                             546               13             -                     559
                                                     --------           ------           -------           ---------

    Total current assets                                8,689            1,553             5,132              15,374

PROPERTY AND EQUIPMENT, net                            16,955            1,743             3,983(c)           22,681

OTHER ASSETS                                              178                1                10(d)              189

DEFERRED ASSETS, net                                       77            -                 -                      77

GOODWILL, net                                           1,341            -                 -                   1,341
                                                     --------           ------           -------           ---------

    Total assets                                     $ 27,240           $3,297           $ 9,125           $  39,662
                                                     ========           ======           =======           =========

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                        PRO FORMA CONDENSED BALANCE SHEET

                                NOVEMBER 30, 1997

                                   (Unaudited)

                                 (In Thousands)



                                                      Ponder                                              Pro Forma
                                                   Industries,                                            Condensed
                                                    Inc., and           Fishing                            Balance
                                                 Subsidiaries,        Tools, Inc.,                         Sheet,
                LIABILITIES AND                    November 30,       December 31,       Pro Forma       November 30,
             STOCKHOLDERS' EQUITY                     1997               1997           Adjustments          1997
             --------------------                --------------       ------------      -----------      -----------
CURRENT LIABILITIES:
   Current maturities of long-term debt            $   1,878            $   842         $    (842)(a)      $   1,878
   Accounts and notes payable, trade                   4,585                364            -                   4,949
   Accrued liabilities                                 1,876                 58            -                   1,934
                                                   ---------            -------         ---------          ---------

    Total current liabilities                          8,339              1,264              (842)             8,761
                                                   ---------            -------         ---------          ---------

LONG-TERM DEBT, less current maturities
                                                       7,635             -                 -                   7,635
                                                   ---------            -------         ---------          ---------

OTHER LONG-TERM LIABILITIES                               76             -                 -                      76
                                                   ---------            -------         ---------          ---------

DEFERRED TAXES PAYABLE                                   830             -                 -                     830
                                                   ---------            -------         ---------          ---------

SENIOR CONVERTIBLE NOTES                               2,266             -                 (2,266)(a)         -
                                                   ---------            -------         ---------          ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                                          287                 40               116 (e)            443
   Additional paid-in capital                         32,210                117            13,993 (e)         46,320
   Cumulative foreign currency translation
     adjustment                                           83             -                 -                      83
   Retained earnings (accumulated deficit)
                                                     (24,120)             2,878            (2,878)(e)        (24,120)
   Note receivable for common stock                      (66)            -                 -                     (66)
   Unrealized loss on available for sale
     securities                                         (300)            -                 -                    (300)
   Treasury stock                                     -                  (1,002)            1,002 (e)         -
                                                   ---------            -------         ---------          ---------

    Total stockholders' equity                         8,094              2,033            12,233             22,360
                                                   ---------            -------         ---------          ---------

    Total liabilities and stockholders' equity
                                                   $  27,240            $ 3,297         $   9,125          $  39,662
                                                   =========            =======         =========          =========

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED AUGUST 31, 1997

                                   (Unaudited)

                    (In Thousands, Except Share Information)


                                                         Ponder                                                Pro Forma
                                                       Industries,                                             Condensed
                                                        Inc., and           Fishing                           Statement of
                                                      Subsidiaries,       Tools, Inc.,                        Operations,
                                                         for the            for the                             For the
                                                       Year Ended         Year Ended                           Year Ended
                                                       August 31,        September 30,        Pro Forma       August 31,
                                                          1997                1997            Adjustments         1997
                                                      ------------       -------------        -----------     ------------
TOOL RENTALS AND SALES                                 $   21,875           $ 5,782         $      -           $  27,657

COSTS OF SERVICE AND SALES                                  9,555             2,748               614 (f)         12,917
                                                       ----------           -------         ---------          ---------

          Gross profit                                     12,320             3,034              (614)            14,740
                                                       ----------           -------         ---------          ---------

EXPENSES:
   Operating                                               10,900             1,568                -              12,468
   General and administrative                               6,250               831                 5 (g)          7,086
                                                       ----------           -------         ---------          ---------

                                                           17,150             2,399                 5             19,554
                                                       ----------           -------         ---------          ---------

          Operating income (loss)                          (4,830)              635              (619)            (4,814)

OTHER INCOME (EXPENSE):
   Interest, net                                           (2,402)              (44)               44 (h)         (2,402)
   Gain (loss) on sale of assets                             (534)                2                -                (532)
   Loss on write-down of assets                            (2,178)               -                 -              (2,178)
   Other                                                       23                -                 -                  23
                                                       ----------           -------         ---------          ---------

INCOME (LOSS) BEFORE INCOME TAXES                          (9,921)              593              (575)            (9,903)

INCOME TAX EXPENSE                                             -                 -                 -                  -
                                                       ----------           -------         ---------          ---------

NET INCOME (LOSS)                                      $   (9,921)          $   593         $    (575)         $  (9,903)
                                                       ==========           =======         =========          =========

BASIC LOSS PER SHARE                                   $     (.73)                                             $    (.34)
                                                       ==========                                              =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                                       13,641,558                           15,644,496 (e)     29,286,054
                                                       ==========                           ==========         ==========

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                  FOR THE THREE MONTHS ENDED NOVEMBER 30, 1997

                                   (Unaudited)

                    (In Thousands, Except Share Information)


                                                 Ponder                                                    Pro Forma
                                              Industries,                                                  Condensed
                                               Inc., and              Fishing                             Statement of
                                             Subsidiaries,          Tools, Inc.,                           Operations,
                                             for the Three         for the Three                         for the Three
                                              Months Ended         Months Ended                           Months Ended
                                              November 30,         December 31,          Pro Forma        November 30,
                                                 1997                  1997             Adjustments           1997
                                             -------------     -----------------        -----------      ------------
TOOL RENTALS AND SALES                       $   5,101               $ 1,598           $      -           $    6,699

COSTS OF SERVICE AND SALES                       1,814                 1,201                 154 (f)           3,169
                                             ---------               -------           ---------          ----------

      Gross profit                               3,287                   397                (154)              3,530
                                             ---------               -------           ---------          ----------

EXPENSES:
   Operating                                     2,287                   128                  -                2,415
   General and administrative                      947                   243                   1 (g)           1,191
                                             ---------               -------           ---------          ----------

                                                 3,234                   371                   1               3,606
                                             ---------               -------           ---------          ----------

      Operating income (loss)                       53                    26                (155)                (76)

OTHER INCOME (EXPENSE):
   Interest, net                                  (443)                  (11)                 11 (h)            (443)
   Gain (loss) on sale of assets                   (34)                   (1)                 -                  (35)
                                             ---------               -------           ---------          ----------

INCOME (LOSS) BEFORE INCOME TAXES
                                                  (424)                   14                (144)               (554)

INCOME TAX EXPENSE                                 -                      -                   -                   -
                                             ---------               -------           ---------          ----------

NET INCOME (LOSS)                            $    (424)              $    14           $    (144)         $     (554)
                                             =========               =======           =========          ==========

BASIC LOSS PER SHARE                         $    (.02)                                                   $    (.01)
                                             =========                                                    =========

WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                               25,029,799                                15,644,496 (e)     40,674,295
                                             ==========                                ==========         ==========

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES


                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

                     NOVEMBER 30, 1997, AND AUGUST 31, 1997

                                   (Unaudited)

                (Dollars in Thousands, Except Share Information)



PRO FORMA BALANCE SHEET AND STATEMENT
   OF OPERATIONS ADJUSTMENTS:

(a) Reflects proceeds of $2,500 in October 1997 for senior convertible notes subsequently converted in January 1998 into 4 million shares of the Company's common stock, proceeds of $11,000 from the sale of 11 million shares of the Company's common stock, the cash consideration payment of $6,500 for FTI (plus cash acquired) and the payment of acquired FTI debt.

(b) Reflects the estimated fair market value of acquired parts and supplies which are capitalized by the Company and expensed when purchased by FTI.

(c) Reflects the consideration paid for FTI in excess of net working capital acquired, assumed indebtedness and intangibles.

(d)  Reflects two-year noncompetition agreement.

(e) Reflects the equity transactions discussed in (a) above, the elimination of FTI's stockholders' equity accounts and the issuance of 644,496 shares of the Company's common stock at approximately $1.55 per share to the shareholders of FTI.

(f) Reflects depreciation on purchase price allocated to property and equipment acquired.

(g)  Reflects amortization of noncompetition agreement.

(h)  Reflects interest expense reduction on payment of acquired FTI debt.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                             PONDER INDUSTRIES, INC.




                                             By     /s/ Gerald A. Slaughter
                                                  ------------------------------
                                                  Senior Vice President and
                                                     Chief Financial Officer




DATE:  March 19, 1998